Exhibit F, Schedule 8(b)

2004 Pre-Confirmation Allocations
Jan - July 2004
$'s 000


                                           Jan - July
                                              2004
Debtors
Enron Corp                                  101,116
Enron North America Corp                     51,122
Enron Power Marketing                        24,850
Enron Energy Services, Inc.                  14,947
Enron Capital & Trade Res Intl - Cons         9,351
Enron Energy Services Oper                    6,347
Enron Energy Marketing Corp                   2,864
BAM Lease Company                             2,203
Enron Energy Services, LLC                    1,812
Oswego Cogen Company, LLC                     1,708
Limbach Facility Services, Inc.               1,669
Enron Gas Liquids Inc.                        1,581
EES Service Holdings, Inc                     1,551
ES Power 3 LLC                                1,487
Enron Wind Corp.                              1,411
Enron Broadband Services, Inc                 1,355
EESO Merchant Investments Inc.                1,098
National Energy Production Corp - Cons        1,094
Enron Natural Gas Marketing Corp.               925
Enron Wind Development Corporation              922
Enron Engineering & Const Co - Cons             804
Enron Mauritius Company                         769
Enron Reserve Acquisition Corp                  723
Enron Net Works Legal - Cons                    646
Enron Caribbean Basin LLC                       639
Smith Street Land Company                       557
ENA Upstream Company, LLC                       518
Portland General Holdings, Inc.                 439
Enron Transportation Svcs Co - Cons             431
LRCI, Inc.                                      426
Enron LNG Marketing LLC                         335
Enron Liquid Fuel, Inc - Cons                   310
L.O.A. Inc.                                     303
Enron Metals & Commodity Corp                   295
Enron Wind Systems, Inc.                        262
Enron Management, Inc.                          256
Garden State Paper                              255
Clinton Energy Mgmt. Services, Inc.             251
Enron Global Power & Pipelines LLC              265
Enron Equipment Procurement Company             235
Enron Development Funding Ltd.                  230


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                                           Jan - July
                                              2004
Debtors
Enron Wind Constructors Corp                    225
Enron Methanol Company                          214
Tenant Services, Inc.                           198
Enron Operations Services Corp Cons             187
Enron Industrial Market LLC                     185
Enron Wind Energy Systems Corp                  182
Risk Management & Trading Corp.                 177
Artemis Associates, Inc.                        174
Enron LNG Shipping Company                      168
ACFIN2                                          153
Enron South America LLC                         137
Enron Property & Services Corp.                 132
ECT Merchant Investments Corp.                  130
Enron Freight Markets Corp.                     121
Enron Renewable Energy Corp                     119
Enron do Brazil Holdings Ltd                    111
Enron Power Corp.                               110
San Juan Gas Co Inc.                            105
Enron Broadband Services, LP                    104
EBF LLC                                         101
Nowa Sarzyna Holdings BV (807)                   98
Green Power Partners I L.L.C.                    76
Enron Brazil Power Holdings I Ltd                75
Cabazon Power Partners LLC                       73
Enron Global LNG LLC                             68
Zond Minnesota Construction Company  LLC         68
Enron Expat Services Inc.                        66
EES North America                               740
Cherokee Finance V.O.F.                          58
EPower Holdings Corp.                            57
The Protane Corporation                          55
LGMI, Inc.                                       54
LINGTEC Constructors L.P.                        53
Enron Asia-Pacific.Africa/China LLC              52
ZWHC L.L.C.                                      47
Enron Fuels International, Inc.                  45
Victory Garden Power Partners I L.L.C.           45
Enron Ventures Corp.                             39
Enron Federal Solutions, Inc                     37
Enron Wind Maintenance Corp                      34
Enron Global Markets LLC                         33
NEPCO Power Procurement Co.                      32
The New Energy Trading Company                   29
Enron Pipeline Services Company                  24
Enron Credit Inc.                                23
ECT Securities Limited Partnership               16
Enron Communications Leasing Corp                14
Enron Energy Info Solutions, Inc - Cons          13

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

                                           Jan - July
                                              2004
Debtors
Enron Wind LLC                                   12
EFS-CMS, Inc                                     11
Operational Energy Corp                          11
Enron ASC, Inc.                                  10
EGP Fuels Company                                 8
Enron Middle East LLC                             7
EnRock, L.P.                                      5
ECI - Texas, L.P.                                 5
Enron India LLC                                   5
Enron International Inc                           5
Richmond Power Enterprise L.P.                    4
EFS Holdings, Inc                                 4
Misc                                              4
Enron Asset Management Resources, Inc             4
Louisiana Resource Company                        4
Enron Wind Lake Benton LLC                        3
Calypso Pipeline, LLC                             3
Enron Development Corp.                           3
Enron Power & Industrial Construction Co          3
Williard, Inc.                                    3
Enron WarpSpeed Services, Inc                     3
Intratex Gas Company                              2
Enron Pipeline Construction Services Co.          2
Enron Trailblazer Pipeline Company                2
Enron Commercial Finance Ltd.                     2
PBM Mechanical, Inc. Cons                         2
EGS New Ventures Corp Cons                        1
Cabazon Holdings LLC                              1
Enron Wind Storm Lake II LLC                      1
Enron Operations Services Corp.                   1
Enron Alligator Alley Pipeline Company            1
Limbach Company                                   1
Enron Online LLC                                  1
Enron Liquid Services Corp.                       1
TLS Investors, L.L.C.                             0
ECI - Nevada Corp                                 0
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Tota Debtors                                243,554
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Eletricidade e Servicos SA                   16,001
Prisma Energy Sevices LLC                     5,937
EPE-Empresa Produtora de Energia Ltda         2,945
ECTMI Trutta Holdings LP                      2,943
Kingfisher I LLC                              2,761
Peregrine I L.L.C.                            2,761
Transwestern Pipeline Cos.                    2,751
Joint Energy Dev Investments L.P.             2,565
Citrus Corp. & Subsidiary Cos.                2,487

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                                           Jan - July
                                              2004
Debtors
CGNN Holding Company, Inc.                    2,344
Florida Gas Transmission Cons                 2,301
Bahia Las Minas Corp                          1,856
Enron Canada Corp.                            1,560
Joint Energy Development Investment II        1,362
Northern Plains Natural Gas Company           1,255
Enron Asset Holdings, LLC                     1,124
Enron Netherlands Holdings BV                 1,120
Pronghorn I                                     926
ServiceCo                                       815
Enron Canada Power Corp.                        715
Enron International Korea LLC                   662
Enron Compressor Services                       563
GasOcidente do Mato Grosso Ltda.                495
NBP Services Corporation                        437
Organizational Partner, Inc.                    399
ECT Global Resources Corp.                      398
Sequoia Financial Assets LLC                    388
Azurix                                          311
ECT Investment Inc.                             238
Enron International Bolivia Holdings Ltd        228
ECT Europe Finance Inc.                         216
Enron Internacional Panama SA                   200
Enron Transportadora Holdings Ltd.              178
ENRON (THRACE) EXPLORATION AND PRODUCTION       175
BV
Enron Administrative Services Corp.             175
ENRON DUTCH HOLDINGS BV                         158
EI Chengdu Power Holdings Ltd                   149
Enron Development Piti Holdings Corp            144
Industrias Ventane, S.A.                        118
Enron Industrial de Venezuela Ltd               109
Enron Holdings 1, S.L.                           99
Transborder Gas Services Ltd                     91
Maliseet Properties, Inc. (CNEN)                 87
Enron Trading Services Inc                       81
Enron Equity Corp.                               80
Enron Field Services Corp                        78
ECT Diversified Investments, LLC                 76
Hainan Funding LLC                               71
Northern Border P/L - Prebuild                   67
Citrus Corp.                                     63
Enron MW, LLC                                    59
MCGARRETT XI                                     52
Sky River L.L.C.                                 52
Viking Gas Transmission Company                  48
Porcupine I                                      41
Enron CTS International, Inc.                    36
Enron Wengcheng Power C.V.                       36


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                                           Jan - July
                                              2004
Debtors
Hainan Meinan Power Company CJV                  33
Citrus Trading Corp.                             31
Pan Border Gas                                   29
Enron Wind GmbH                                  28
Enron Guatemala Holdings Ltd.                    27
Enron Boliva CV                                  25
LNG Power III LLC                                22
Enron CASH Company No. 1                         20
Enron Comercializadora de Energia Ltda           18
Enron Wind Systems, LLC                          15
Enron Power Philippines Corp.                     5
Enron Caribe VI Ltd.                              2
Enron Power Holdings, B. V.                       2
Enron Global Assets & Services                    1
Hawksbill Creek LNG, Ltd                          1
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Total Non-Debtors                            63,647
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Total Allocations                           307,201
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